SCHEDULE 14 C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

SUMMIT NETWORKS, INC.

______________________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

Not Applicable

(2)Aggregate number of securities to which transaction applies:

Not Applicable

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing is calculated and state how it was determined):

Not Applicable

(4)Proposed maximum aggregate value of transaction:

Not Applicable

(5)Total fee paid:

Not Applicable

[  ] Fee paid previously with preliminary materials:

______________________________________________________________________________________________

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1) Amount previously paid:

Not Applicable

(2) Form, Schedule or Registration Statement No.

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(3) Filing Party:

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(4) Date Filed:

Not Applicable

INFORMATION STATEMENT

Relating to an Annual Meeting of Summit Networks, Inc.

SUMMIT NETWORKS, INC.

Dear Summit Networks, Inc. Shareholders:

NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding shares of voting stock approving the following actions:

1.) Approval of the election of Directors.

2.) To approve the appointment of the audit committee.

3.) To approve the ratification of Mao & Ying, LLP, as our outside auditors.

As of the close of business on January 1, 2026, the record date for shares entitled to notice of and to sign written consents in connection with the Board’s proposal, there were 68,911,657 shares of our common stock outstanding. Prior to the mailing of this Information Statement, certain shareholders who represent a majority of our outstanding voting shares, signed written consents approving each of the actions listed above on the terms described herein (the “Actions”). As a result, the Actions have been approved and neither a meeting of our stockholders nor additional written consents are necessary. We are not asking you for a Proxy and you are requested not to send us a Proxy.  The Actions will be effective 20 days from the mailing of the Information Statement, which is expected to take place on January 10, 2026, and such Actions will result in the following:

1.) The following persons will be elected to the board of directors to serve until the next annual meeting or until their replacement is elected:

Xian Nan Zheng (Delia)	Director
Shuhua Liu	Director
Jianhua Shu (James)	Director
Hong Yu (Nancy)	Director
Jianhua Shu (James)	Director

2.) The following persons will be elected to the audit committee.

Lei Yang (Leila)
Hong Yu (Nancy)
Jianhua Shu (James)

3.) Mao & Ying, LLP will be approved to act as our outside auditors for our fiscal year ending December 31, 2024 and 2025.

The Company will pay all costs associated with the distribution of the Information Statement, including the cost of printing and mailing. The Company will reimburse brokerage and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the Information Statement to the beneficial owners of the Company’s common stock.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS:  NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN, AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DESCRIBED MORE SPECIFICALLY BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

By Order of the Board of Directors,

s/Xian Nan Zheng/

Xian Nan Zheng, Secretary and CFO

PROPOSAL TO ELECT DIRECTORS

The Board currently consists of five members, each of whom serve one-year terms or until their successor is elected. The current board consists of Shuhua Liu, Xian Nan Zheng, Jianhua Shu, Hong Yu, and Lei Yang. These individuals have been elected by the vote of the Shareholders to serve as Directors until the Annual Meeting of Shareholders in Fiscal 2026. or until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

The election of directors described herein relates solely to the election of directors to the Board. The Company’s executive officers, including the Chief Executive Officer and Chief Financial Officer, are appointed by the Board of Directors and are not subject to shareholder approval under this Information Statement.

The following table provides information concerning our officers and directors.

Name and Address	Age	Position(s)
Chao Long Huang (Charlene)	73	CEO
Shuhua Liu	53	Chairman and Director
Xian Nan Zheng (Delia)	45	Secretary, CFO and Director
Jianhua Shu (James)	74	Director
Hong Yu (Nancy)	62	Director
Lei Yang (Leila)	69	Director

The directors named above serve for one-year terms or until their successors are elected or they are re-elected at the annual stockholders’ meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, none of which currently exists or is contemplated. There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.

Ms. Liu, aged 53, has served as a Director of the Company since June 2019. She has also been serving as the President of Hebei Jingxin Group, a construction company in China, since 2015. Prior to that, Ms. Liu served as the Executive Deputy General Manager of Hebei Jingxin Group from 2010 to 2015. In 2016, Ms. Liu received her Bachelor of Arts degree from National Open University located in China. She received an MBA degree from Business School Netherlands of Tsinghua University of Beijing in 2017.

Ms. Zheng, aged 45, was employed from 2014 through 2018 as General Manager for Shanghai Timeless International Co., Ltd (“STIT”) in Shanghai, China. STIT is in the business of arranging transportation for freight and cargo. In 2008 Ms. Zheng earned a master’s degree in business administration at Northwestern Polytechnic University, USA, district located in Vancouver, Canada.

Mr. Shu, aged 73, was employed as a Head of Operations at Cara Operations Limited (“COL”) from May 1990 to June 2016. COL is in the airline services business. In 1985 Mr. Shu earned a degree in industrial Economics Management at Shanghai University of Finance and Economics, located in Shanghai, China.

Ms. Huang, 73, graduated from Huangshan Forestry College in Anhui, China with a degree in Forestry in 1975 and from Nanjing Normal University in Nanjing, China with a degree in Chinese Language and Literature in 1991. From 1975 to 1980, Ms. Huang worked as Forestry Technical Engineer for the Qingyang Forestry Bureau in Anhui, China. From 1980 to 1993, Ms. Huang worked for Meishan Metallurgical Newspaper Company. From 1993 to 2017, Ms. Huang worked as the Chief Executive Officer for various companies, including Shanghai Timeless International Transportation Co., Ltd., Hongkong Magic Dragon Shipping & Enterprises, Co., Ltd. and Shanghai Starlink Transportation and Forwarding Co. Ltd. From 2019 to 2021, Ms. Huang has previously served as the Chief Financial Officer for the Company.

Ms. Yang, age 69, has worked as a bookkeeper at the Beijing Zhongke Qingfeng Technology Co., Ltd from 2024 to the present and she has also served as Chairman of the Board of Directors at Fairy Farm (Beijing Technology Co., Ltd) from 2019 to the present. From 2021 to 2024, she was a Senior Manager at Yixian Datong Technology Group Co., Ltd. in Cangzhou, China. From 2011 to 2018.  She was the Chief Accountant at China Kingho Energy Group Ltd. in Beijing, China.  From 2011 to 2014 she was Chairman of the Supervisory Board for Lanpec Technologies Ltd. in Lanzhou City, Gansu Province.  From 2008 to 2011 she was Chairman of the Advisory Board for YTO Group Corporation in Luoyang, Henan.  In 1983, Ms. Yang earned a bachelor’s degree in accounting at the Renmin University of China, located in Beijing, China.

Ms. Yu, age 62, worked as a bookkeeper for ECA International Resources Ltd. located in Richmond, BC, Canada from November 2024 through August 2025.  From March 2020 through October 2024 Ms. Yu worked at E-Commerce T&T Inc. in Richmond, BC, Canada in Senior Management.   From September 2017 through May 2019, Ms. Yu was employed at Sun Club Vacations, Inc. in Vancouver, BC, Canada as an admission assistant/bookkeeper.  From August 2012 through May 2017, Ms. Yu worked at Sunshine World Travel Ltd. in Richmond, BC, Canada as an assistant in International Students Services.  Ms. Yu attended the China Textile University in Shanghai and received a bachelor’s degree in Textile Design Engineering.   Ms. Yu also attended Kwantlen College in Richmond, BC, Canada in an EEA Program.

BOARD OF DIRECTORS; ELECTION OF OFFICERS

All directors hold their office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Any vacancy occurring in the board of directors may be filled by the shareholders, or the board of directors. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office.  Any directorship filled by reason of an increase in the number of directors shall expire at the next shareholders’ meeting in which directors are elected, unless the vacancy is filled by the shareholders, in which case the term shall expire on the later of (i) the next meeting of the shareholders or (ii) the term designated for the director at the time of creation of the position being filled.

Committees of the Board of Directors

The Company’s Board of Directors does not currently maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by the Board of Directors as a whole. The Company is not required to maintain such committees under the rules applicable to it, because its shares are quoted on the over the counter bulletin board (“OTCBB”) and are not listed or quoted on a national securities exchange or national quotation system. The Company intends to charter appropriate committees when appropriate.

OWNERSHIP OF SHARES

Security Ownership of Certain Beneficial Owners

The following tables set forth, as of December 15, 2025, the ownership of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, and by our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

Name and Address	Number of Shares Owned	Percentage of Shares Owned(1)
5% Stockholders
Hass Group, Inc.(2)	42,735,504	62.01%
Wong Chiu Kin	6,770,670	9.82%
Future Era Tech Ltd.	5,000,000	7.26%
Directors and Officers:
Shuhua Liu	42,735,504	62.01%
Xian Nan (Delia) Zheng .(5)	1,034,174	1.50%
Chao Long Huang.(3)	2,979,330	4.31%
Jianhua (James) Shu.(8)	30,000	0.04%
Directors and Officers as a Group	58,549,678	84.96%

(1) Applicable percentage ownership is based on 68,911,657 shares outstanding on December 31, 2024.  There are no options, warrants, rights, conversion privilege or similar right to acquire the common stock of the Company outstanding as of December 31, 2024.

(2) Juli Enterprises Inc., a company organized under the laws of British Virgin Islands, owns 100% of the shares of the Hass Group, Inc. Shuhua Liu, a citizen of people’s Republic of China is the owner and serves as the sole director of Juli Enterprises Inc. As such, both Juli Enterprises Inc. and Shuhua Liu may be deemed to be the beneficial owners of all shares of common stock held by the Hass Group, Inc.

(3) The Chief Executive Officer of the Company, Chao Long (Charlene) Huang, owns 2,979,330 shares of common stock in the company under her name, Zenox Enterprises Inc.

(4) The Chief Executive Officer, Chao Long (Charlene) Huang, shares a joint ownership interest in the brokerage account with her spouse, Shijian Zheng including 1,097,933 shares of common stock.

(5) The Secretary, Xian Nan (Delia)Zheng, owns 1,034,174 shares of common stock in the company under her name, Royal Stanely Consulting (Canada) Inc.

(8) Independent Director, Jianhua James Shu, owns 30,000 shares of common stock.

Director Independence

As the Company’s common stock is quoted on the OTCQB and not listed on a national securities exchange, the Company is not subject to the director independence requirements applicable to the listed issurers. However, the Board has established an audit committee in accordance with applicable OTC reporting requirements and the company's governance practices.

Code of Business Conduct and Ethics

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct, provide full fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of our corporate code of ethics may be obtained, without charge, upon written request to: 3010-8888 Odlin Cresent, Richmond, BC Canada, V6X 3Z8.  These filings may be viewed online at www.sec.gov.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities for the years ending December 31, 2023 and 2024.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lei (Leila) Yang	2024 2025	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	3,800 -0-	3,800 -0-

Jianhua (James) Shu	2024 2025	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Hong (Nancy) Yu	2024 2025	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Xian Nan Zheng	2024 2025	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

Shuhua Liu	2024 2025	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

(a)  Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of our officers, directors, employees or consultants.

(b) Compensation of Directors

The members of the Board of Directors are not compensated for acting as such. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director. There were no reimbursement expenses paid to any director.

(c) Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment or other contracts or arrangements with our officers or directors. There are no compensation plans or arrangements, including payments to be made by us with respect to our officers, directors, employees or consultants that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants. There are no arrangements for compensation to our directors, officers, employees or consultants that would result from a change-in-control.

SHAREHOLDER LOANS

Loans from shareholders represent temporary advances from certain shareholders of the Company. The amounts are unsecured, non-interest bearing with no fixed terms of repayment.

PROPOSAL TO ELECT AUDIT COMMITTEE MEMBERS

The shareholders of the Company have voted to create an audit committee and the following individuals have been elected to serve on that audit committee: Lei (Leila) Yang, Audit Chair & Financial Expert, Hong Yu, Member and Jianhue Shu, Member.

The audit committee members shall be prohibited from being an employee of the Company or an immediate family member of any employee of the Company.  In addition, audit committee members shall not engage in any private business transactions with the Company or receive compensation from any private entity that has material business relationships with the Company, or be an immediate family member of an individual that engages in private business transactions with the Company, or receives compensation from an entity that has material business relationships with the Company.

The purpose of the audit committee is to assure the Company’s board fulfils its responsibilities for the Companies internal and external audit process, the financial reporting process and the system of risk assessment and internal controls of financial reporting. Specifically, the committee has the authority to do the following:

• Appoint, compensate and oversee the work of the public accounting firm employed by the Company to conduct the annual audit.  This public accounting firm will report directly to the audit committee

• Resolve any disagreements between management and the auditing firm regarding financial reports.

• Preapprove all auditing, and permitted non audit services performed by the Company’s external audit firm.

• Provide an avenue for communications between management, internal auditors and the board of directors.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2023 and 2024

During the fiscal years ended December 31, 2023 and 2024, the Company retained Assenture to provide audit and audit related services.  Payments for those services are indicated below.  Assenture is no longer the Company’s independent public accounting firm.  The new audit firm engaged by the Company is Mao & Ying, LLP as described below:

	December 31, 2024	September 30, 2024	September 30, 2023
Audit fees (1)	$10,000	$21,778	$18,500
Audit-related fees	-	15,000	-
Total Fees	$10,000	$36,778	$18,500

(1) Audit fees consist of audit and review services, consent and review of documents filed with the SEC. For fiscal period/years ended December 31, 2024, September 30, 2024, and September 30, 2023, respectively. In 2024, the Company changed its year end from September 30 to December 31.

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Company’s independent auditors may be engaged to provide non-audit services only after the Board of Directors has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors’ independence will not be materially impaired as a result of having provided these services. In making this determination, the Board of Directors will take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors’ exercise of objective and impartial judgment on all issues encompassed within the auditors’ engagement would be materially impaired.

SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder of the Company wishing to submit a proposal for action at the Company’s 2026 Annual Meeting of Shareholders must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than March 1, 2026 and must otherwise comply with the rules and regulations of the Commission applicable to shareholder proposals.

FORM 10-K

A copy of the Company’s Form 10-K for the period ending December 31, 2024 as filed with the United States Securities and Exchange Commission will be furnished without charge to shareholders as of the date of this Information Statement upon written request to the Company.

PROPOSAL TO APPROVE OF THE RATIFICATION OF MAO & YING, LLP AS OUR OUTSIDE AUDITORS

Our shareholders have approved a proposal to continue to use Mao & Ying, LLP. to perform an audit of our consolidated financial statements for the fiscal year ending December 31, 2024 and 2025 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon and for performing other independent audit work as determined by the Board of Directors of the Company.

Mao & Ying, LLP has been appointed as the Company’s independent registered public accounting firm for the periods subsequent to the periods covered by the audit fee disclosures above.